UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 15, 2008
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136
___________________________

Minnesota (State or other jurisdiction of incorporation)	41-0948334 (IRS Employer Identification No.)
3515 Lyman Boulevard, Chaska, Minnesota 55318
(Address of principal executive offices, including zip code)
(952) 368-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger
Limited Guarantee

Item 1.01. Entry Into a Material Definitive Agreement.
     (a)       Effective as of January 15, 2008, Lifecore Biomedical, Inc., a Minnesota corporation (the "Company”), SBT Holdings Inc., a Delaware corporation (the “Parent”), and SBT Acquisition Inc., a Minnesota corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, following the Solicitation Period, as defined below, the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value (the “Common Stock”), of the Company at $17.00 per share, net to the holders thereof and without interest, in cash (the “Offer Price”). Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the Minnesota Business Corporation Act, the Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. All shares of Common Stock not acquired by the Purchaser in the Offer will be converted into a right to receive the Offer Price (other than shares of Common Stock held by holders who have properly exercised their appraisal rights under the Minnesota Business Corporation Act). In general, holders of stock options of the Company will receive cash equal to the excess, if any, of $17.00 over the exercise price of such stock options, less any applicable withholding taxes.
     Pursuant to the terms of the Merger Agreement, the Offer and the Merger are subject to certain other customary closing conditions, including, but not limited to, the receipt of regulatory clearances, the continued accuracy of the representations of the Company and the absence of a material adverse effect with respect to the Company.
     Subject to the terms of the Merger Agreement, the Company has granted the Purchaser the option to purchase that number of newly issued shares of Common Stock that is equal to one share more than the amount needed to give the Purchaser ownership of 90% of the outstanding shares of Common Stock (the “Top-Up Option”). The Top-Up Option is exercisable in the event that (a) more than 50% but less than 90% of outstanding shares are tendered in the Offer, and (b) the number of shares of Common Stock issuable upon exercise of the Top-Up Option when added to the number of shares of Common Stock tendered in the Offer, will exceed 90% of the outstanding shares of the Company’s Common Stock.
     The Merger Agreement also includes a provision pursuant to which the Company may initiate, solicit and encourage competing bids from the date of the Merger Agreement through February 13, 2008 (the “Solicitation Period”), and may continue to negotiate beyond the Solicitation Period with any party that submitted a takeover proposal during the Solicitation Period that the Company’s Board of Directors determines in good faith constitutes, or is reasonably likely to lead to, a superior proposal. Under the terms of the Merger Agreement, after the expiration of the Solicitation Period, the Company may not solicit or support any alternative acquisition proposals (subject to customary exceptions for the Company’s Board of Directors to respond to unsolicited proposals in the exercise of its fiduciary duties). Subject to the terms of the Merger Agreement, in certain circumstances, the Company will be obligated to pay a termination fee of $3,000,000 to the Purchaser in connection with the termination of the Merger Agreement; provided, however, that if the Company terminates the Merger Agreement in connection with accepting a superior proposal made by a party who submitted a proposal during the Solicitation Period, then the termination fee will be reduced to $1,500,000. In addition, subject to the terms of the Merger Agreement, in certain circumstances the Purchaser will be obligated to pay a termination fee of $9,000,000 to the Company (the “Reverse Termination Fee") in connection with the termination of the Merger Agreement.
     The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described herein, the Merger Agreement is not intended to provide any other factual, business or operations information about the Company. The Merger Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger

Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     (b)      In connection with the Merger Agreement, and in order to induce the Company to enter into the Merger Agreement, Warburg Pincus Private Equity IX, L.P. (the “Guarantor”), concurrently with the execution and delivery of the Merger Agreement, entered into a Limited Guarantee, dated as of January 15, 2008, in favor of the Company, pursuant to which the Guarantor agrees to unconditionally and irrevocably guarantee to the Company the prompt and complete payment, if and when due, of the Reverse Termination Fee, upon the terms, and subject to the conditions and limitations, set forth in the Limited Guarantee.
     The foregoing description of the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the Limited Guarantee, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of Lifecore’s common shares. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission, will be mailed to shareholders of record and will also be made available for distribution to beneficial owners of common shares. The solicitation of offers to buy Lifecore common shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, shareholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the tender offer. When they are available, shareholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the Securities and Exchange Commission’s Website at www.sec.gov or from the information agent that we select. Shareholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the tender offer.
     Lifecore will file a solicitation/recommendation statement with the SEC in connection with the tender offer, and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger. Shareholders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Shareholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about Lifecore, the tender offer and the merger, if and when available, without charge, at the SEC’s Internet site www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about Lifecore, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to Lifecore, Attention: Dennis J. Allingham, President and Chief Executive Officer, 3515 Lyman Boulevard, Chaska, Minnesota 55318, by phone at 952.368.4300, or on Lifecore’s Internet site at www.lifecore.com.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
     The following exhibits are being filed with this Current Report on Form 8-K:
2.1	Agreement and Plan of Merger, dated as of January 15, 2008, by and among SBT Holdings Inc., SBT Acquisition Inc. and Lifecore Biomedical, Inc.

2.2	Limited Guarantee, dated as of January 15, 2008, by Warburg Pincus Private Equity IX, L.P. in favor of Lifecore Biomedical, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ Dennis J. Allingham
Dennis J. Allingham
President and Chief Executive Officer

Date: January 15, 2008

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of January 15, 2008, by and among SBT Holdings Inc., SBT Acquisition Inc. and Lifecore Biomedical, Inc.

2.2	Limited Guarantee, dated as of January 15, 2008, by Warburg Pincus Private Equity IX, L.P. in favor of Lifecore Biomedical, Inc.